Exhibit 99.1

CONSENT IN WRITING OF
BOARDS OF DIRECTORS OF
TRAQER CORP.

July 8, 2021

Pursuant to Sections 78.315 and 78.320 of the Nevada Revised Statutes, the undersigned being all of the Directors of TRAQER CORP., a Nevada corporation (the “Company”), do hereby authorize, approve, and consent to the adoption of the following resolutions and the actions contemplated therein, without meeting:

WHEREAS, Lijuan Jiang has consented to resign from the positions of Director, Chairman, Chief Executive Officer, Chief Financial Officer, President, Treasurer and Secretary of the Company;

WHEREAS, Limei Jiang has consented to resign from the position of Director of the Company;

WHEREAS, the Board wishes to elect the Linfeng Li as the Company’s new Director, Chairman, Chief Executive Officer, Chief Financial Officer, President, Treasurer and Secretary of the Company;

NOW THEREFORE BE IT RESOLVED, the resignation of Lijuan Jiang from positions of Director, Chairman, Chief Executive Officer, Chief Financial Officer, President, Treasurer and Secretary of the Company be and is hereby accepted with immediate effect. The resignation is not as a result of any disagreements with the Company or any of the Company’s operations, policies or practices.

NOW THEREFORE BE IT RESOLVED, the resignation of Limei Jiang from position of Director of the Company be and is hereby accepted with immediate effect. The resignation is not as a result of any disagreements with the Company or any of the Company’s operations, policies or practices.

NOW THEREFORE BE IT RESOLVED, that Linfeng Li is hereby elected as Director, Chairman, Chief Executive Officer, Chief Financial Officer, President, Treasurer and Secretary of the Company.

IN WITHNESS HEREOF, the undersigned have executed this Written Consent as of the date first written above.

/s/Linfeng Li                           /s/Lijuan Jiang                  /s/Limei Jiang
Linfeng Li                              Lijuan Jiang                      Limei Jiang